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                           ELECTRIC FUEL CORPORATION

                                                                    EXHIBIT 99.2

                                WRITTEN STATEMENT

         In connection with the Quarterly Report of Electric Fuel Corporation (the "Company") on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Avihai Shen, Vice President - Finance and Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that t To my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Electric Fuel Corporation and will be retained by Electric Fuel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                                     By:     /s/ Avihai Shen
                                          --------------------------------------
                                           Avihai Shen, Vice President - Finance
                                           (Chief Financial Officer)

Date:  May 14, 2003


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